Legg Mason Partners Diversified Large Cap Growth Fund
Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference
Registrant's DEFA 14A dated OCTOBER 20, 2006 filed on
 OCTOBER 20, 2006.(Accession No.
00011931125-06-211749/211740/211737)
Sub-Item 77C (Mutual Fund Proxy)Registrant incorporates by reference Registrant's
DEFA 14A dated OCTOBER 3, 2006 filed on OCTOBER 3, 2006.
(Accession No. 00011931125-06-201783)Sub-Item 77C
(Mutual Fund Proxy)

Registrant incorporates by
reference Registrant's DEFA 14A dated OCTOBER 19,
2006 filed on OCTOBER 19, 2006. (Accession No.
00011931125-06-210895
Sub-Item 77C (Mutual Fund Proxy)Registrant incorporates
 by reference Registrant's DEFA 14Adated OCTOBER
30, 2006 filed on OCTOBER 30, 2006.(Accession No.
 0001193125-06-21793 Sub-Item 77C (Mutual Fund
Proxy) Registrant incorporates by reference
Registrant's DEFA 14Adated OCTOBER 6, 2006 filed
 on OCTOBER 6, 2006.(Accession No. 0001193125-06-203842)
Sub-Item 77C (Mutual Fund Proxy)Registrant incorporates by reference Registrant's SUPPLEMENT
 DTD dated OCTOBER 30, 2006 filed on OCTOBER 30,
 2006.(Accession No. 0001193125-06-217323)